     As filed with the Securities and Exchange Commission on June 23, 1998
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                      ASPECT TELECOMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

                               -----------------

                 CALIFORNIA                              94-2974062
        (State of other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)           Identification Number)

                               -----------------

                                 1730 FOX DRIVE
                         SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
                    (Address of principal executive offices)

                               -----------------

          ANNUAL RETAINER COMPENSATION PLAN FOR THE BOARD OF DIRECTORS
                        1998 DIRECTORS' STOCK OPTION PLAN
                        1990 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               -----------------

                                JAMES R. CARREKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 FOX DRIVE
                         SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
(Name, address and telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:
                                 Jon E. Gavenman
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488


                               CALCULATION OF REGISTRATION FEE
==============================================================================================
                                               Proposed          Proposed
      Title of            Maximum Amount       Maximum            Maximum          Amount of
  Securities to be            to be         Offering Price       Aggregate        Registration
     Registered           Registered(1)      Per Share(2)     Offering Price(2)         Fee
----------------------------------------------------------------------------------------------
Annual Retainer
Compensation Plan
Common Stock, $.01
par value.................    50,000          $25.0625          $ 1,253,125        $  369.67

1998 Directors' Stock
Option Plan Common Stock,
$.01 par value............   300,000          $25.0625          $ 7,518,750        $2,218.03

1990 Employee Stock
Purchase Plan
Common Stock, $.01
par value................. 1,000,000          $25.0625          $25,062,500        $7,393.44
==============================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based upon the average of the high and the low sale prices of the Common Stock as reported in the Nasdaq National Market System on June 17, 1998.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

        (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

        (3) The Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 27, 1998 and May 22, 1998; and

        (4) The description of the Company's capital stock contained in its Registration Statement on Form 8-A as filed with the Commission on March 22, 1990, including any amendment thereto or report filed for the purpose of updating such description.


        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by the law. In addition, the Registrant carries director and officer liability insurance in the amount of $20 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable





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

ITEM 8.  EXHIBITS

           Exhibit
           Number             Document
           -------            --------
           4.1        Articles of Incorporation of the Registrant (1)
           4.2        Bylaws of the Registrant (1)
           4.3        Annual Retainer Compensation Plan
           4.4        1998 Directors' Stock Option Plan
           4.5        1990 Employee Stock Purchase Plan
           5.1        Opinion of Venture Law Group, A Professional Corporation
           23.1       Independent Auditors' Consent
           23.2       Consent of Venture Law Group, A Professional Corporation
                      (included in Exhibit 5.1 hereto)
           24.1       Power of Attorney (see page 4)

(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

ITEM 9.    UNDERTAKINGS

The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Aspect Telecommunications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 19, 1998.


                                       ASPECT TELECOMMUNICATIONS CORPORATION


                                       By: /s/ JAMES R. CARREKER
                                           -------------------------------------
                                            James R. Carreker,
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                   Date
          ---------                            -----                   ----

/s/ JAMES R. CARREKER
-----------------------------      Chairman, Chief Executive      June 19, 1998
 James R. Carreker                 Officer and Director
                                   (Principal Executive
                                   Officer)
/s/ ERIC J. KELLER
-----------------------------      Vice President, Finance and    June 19, 1998
 Eric J. Keller                    Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)
/s/  DEBRA J. ENGEL
-----------------------------      Director                       June 19, 1998
 Debra J. Engel

/s/ NORMAN A. FOGELSONG
-----------------------------      Director                       June 19, 1998
 Norman A. Fogelsong

/s/ JAMES L. PATTERSON
-----------------------------      Director                       June 19, 1998
 James L. Patterson

/s/ JOHN W. PETH
-----------------------------      Director                       June 19, 1998
 John W. Peth

                                INDEX TO EXHIBITS


Exhibit
Number
-------
4.1            Articles of Incorporation of the Registrant (1)
4.2            Bylaws of the Registrant (1)
4.3            Annual Retainer Compensation Plan
4.4            1998 Directors' Stock Option Plan
4.5            1990 Employee Stock Purchase Plan
5.1            Opinion of Venture Law Group, A Professional Corporation
23.1           Independent Auditors' Consent
23.2           Consent of Venture Law Group, A Professional Corporation
               (contained in Exhibit 5.1)
24.1           Power of Attorney (see page 4)

(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.





















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